Exhibit 11
                 Statement Re: Computation of Per Share Earnings


                                                   Three Months Ended                          Twelve Months Ended
                                                        October 31,                                  October 31,
                                          ------------------------------------------------------------------------------------------
                                                2003                   2002                   2003                  2002
                                          ------------------------------------------------------------------------------------------
(in thousands, except per share amount)
                                            Basic     Diluted      Basic     Diluted     Basic     Diluted      Basic     Diluted
                                          ---------- ---------- ----------- ---------- ---------- ---------- ---------- ------------

Net loss                                  $      574   $   574    $ (1,760)   $(1,760)   $ 462      $ 462    $ (8,263)    $ (8,263)

Weighted average shares
  outstanding                                  5,578     5,578       5,583      5,583    5,582      5,582       5,583        5,583

Assumed issuances under
  stock options plans                             --        34          --         --       --         --          --           --
                                          ------------------------------------------------------------------------------------------
                                          ------------------------------------------------------------------------------------------
                                               5,578     5,612       5,583      5,583    5,582      5,582       5,583        5,583

Loss per common share                     $     0.10   $  0.10   $   (0.32)   $ (0.32)  $ 0.08     $ 0.08      $(1.48)      $(1.48)
                                          =========== ========= =========== ========== ======== ============ =========== ===========
